Exhibit 99.1

API Technologies Acquires

Commercial Microwave Technology, Inc. (CMT)

Adds complementary products and customers to API’s growing offering

ORLANDO, FL – November 30, 2011 – API Technologies Corp. (NASDAQ:ATNY) (“API” or the “Company”), a provider of electronic systems, subsystems, RF, and secure solutions for the defense, aerospace, and commercial industries, today announced that is has completed the acquisition of substantially all of the assets of Commercial Microwave Technology, Inc. (“CMT”) for a total purchase price of $8.2 million in cash.

Based in Rancho Cordova, California, CMT was founded in 1997 and is a leading manufacturer of RF and microwave filters to the satellite and commercial industries. CMT’s customers include many Fortune 100 companies as well as industry-leading providers of public safety products, and wireless and broadband communication services. Product lines feature off-the-shelf and custom-designed lumped element filters, cavity filters, combline filters, and waveguide filters, for use in use in a variety of applications, including satellites, surveillance, remote metering, and interference mitigation.

Brian Kahn, Chairman and Chief Executive Officer of API stated, “CMT brings to API a complementary RF and microwave product line, a strategic presence within the high-reliability space market, and approximate annual revenues and EBITDA of $8 million and $2.5 million, respectively. API will provide CMT with an expanded sales channel, superior manufacturing capabilities, and greater financial scale. We expect this transaction to have significant benefits to both companies’ customers and all API stakeholders.”

Bel Lazar, President and Chief Operating Officer of API stated, “CMT’s engineers are among the brightest in the industry, having developed a strong portfolio of high quality RF and microwave subsystems and components. With the acquisition of CMT, API will expand its reach within the commercial and public safety markets, opening up new customer channels for our products.”

About API Technologies Corp.

API Technologies designs, develops and manufactures electronic systems, subsystems, RF and secure solutions for technically demanding defense, aerospace and commercial applications. API Technologies’ customers include many leading Fortune 500 companies. API Technologies trades on the NASDAQ under the symbol ATNY. For further information, please visit the Company website at www.apitechnologies.com.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, government regulations, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:

Bel Lazar

President and Chief Operating Officer

+1-877-274-0274

investors@apitech.com

Chris Witty

Darrow Associates

+1-646-438-9385

cwitty@darrowir.com